UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2010

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 4, 2010, MasterCard Incorporated (“MasterCard” or the “Company”) issued a press release announcing financial results for its fourth quarter and full-year 2009.

A copy of the press release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

Non-GAAP Financial Information

In the attached press release, MasterCard discloses the following non-GAAP financial measures:

•

Total operating expenses, net income and earnings per share presented on a pro forma basis giving effect to the exclusion of litigation settlement charges during the year ended December 31, 2009 and each of the three months and year ended December 31, 2008. MasterCard excluded these items because MasterCard’s management monitors litigation settlements separately from ongoing operations and evaluates ongoing performance without these settlements. MasterCard’s management believes that the non-GAAP financial measures presented facilitate understanding of MasterCard’s operating performance and meaningful comparison of its results between periods;

•

Other income (expense), net income and earnings per share presented on a pro forma basis giving effect to the exclusion of a gain from termination of a customer business agreement during the year ended December 31, 2008. MasterCard’s management believes the excluded item was not representative of MasterCard’s ongoing performance and that the non-GAAP financial measures presented facilitate understanding of MasterCard’s operating performance and meaningful comparison of its results between periods; and

•

Effective tax rate presented on a pro forma basis giving effect to the exclusion of income tax benefits primarily associated with the exclusion of litigation settlement charges during the year ended December 31, 2009 and each of the three months and year ended December 31, 2008. MasterCard’s management believes the non-GAAP financial measure presented facilitates understanding of MasterCard’s operating performance and meaningful comparison of its results between periods.

MasterCard’s management uses these non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.

Pursuant to the requirements of Regulation S-K, the attached press release includes reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s related financial results prepared in accordance with GAAP.

Item 7.01	Regulation FD Disclosure

On February 4, 2010, the Company will host a conference call to discuss its fourth quarter and full-year 2009 financial results. A copy of the presentation to be used during the conference call is attached hereto as Exhibit 99.2. All information in the presentation is furnished but not filed.

Item 8.01	Other Events

On February 2, 2010, the Company’s Board of Directors determined that its annual meeting of stockholders will take place at its corporate headquarters on September 21, 2010.

Also on February 2, 2010, the Company’s Board of Directors authorized programs to facilitate conversions of shares of Class B common stock on a one-for-one basis into shares of Class A common stock for subsequent sale or transfer to public investors, beginning after May 31, 2010. The conversion programs follow the expiration on May 31, 2010 of a 4-year restriction period with respect to the conversion of shares of Class B common stock.

The Company currently expects that the first 2010 conversion program will consist of four one-week periods in June 2010. Holders of shares of Class B common stock will be able to make conversion elections in a program to be modeled on the Company’s 2008 and 2009 programs, except that there will not be a limit on the number of shares of Class B common stock that are eligible for conversion by any one holder. Starting in early July 2010, the Company expects to run a subsequent, continuous conversion program for remaining shares of Class B common stock, featuring an “open window” for elections of any size.

Participation in each of the conversion programs is optional for holders of Class B common stock. Details of both the first conversion program and the subsequent open conversion program are expected to be communicated to Class B shareholders in late March 2010.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release of MasterCard Incorporated, dated February 4, 2010.

99.2	Presentation of MasterCard Incorporated, dated February 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: February 4, 2010	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel, Chief Payment System Integrity & Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release of MasterCard Incorporated, dated February 4, 2010.

99.2	Presentation of MasterCard Incorporated, dated February 4, 2010.